UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

On March 11, 2025, SeaStar Medical Holding Corporation (the “Company”) received a decision letter (the “Letter”) from the Nasdaq Hearings Panel (the “Panel”), granting the Company’s request to continue its listing on The Nasdaq Stock Market (“Nasdaq”), subject to certain conditions. The Panel’s decision provides the Company with an exception until June 22, 2025, to demonstrate compliance with Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”), which requires a Market Value of Listed Securities of at least $35 million.

The Panel reviewed the Company’s compliance plan, which includes the continuation of fund-raising efforts that began in 2024, and strategies for achieving long-term compliance with the MVLS Rule. As part of the conditions outlined in the Panel’s decision, the Company is required to, on or before June 22, 2025:

•
file a public disclosure describing the transactions undertaken to increase its equity and providing an indication of its equity following those transactions, and
•
provide the Panel with an update on its fundraising plans and updated income projections for the next 12 months, with all underlying assumptions clearly stated.

The Company is taking steps to address the conditions outlined in the Letter and remains confident in its ability to meet all applicable requirements within the specified timeframes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	March 13, 2025	Name:	Eric Schlorff
		Title:	Chief Executive Officer